Exhibit (g)(2)

APPENDIX A

To SSB Master Custodian Agreement dated November 17, 2008

(Effective as of May 1, 2016)

Cash Account Trust

Government & Agency Securities Portfolio

Tax-Exempt Portfolio

Cash Reserve Fund, Inc.

Deutsche Government Series

Deutsche Asset Allocation Trust

Deutsche Multi-Asset Conservative Allocation Fund

Deutsche Multi-Asset Global Allocation Fund

Deutsche Multi-Asset Moderate Allocation Fund

Deutsche Equity 500 Index Portfolio

Deutsche High Income Opportunities Fund, Inc.

Deutsche High Income Trust

Deutsche Income Trust

Deutsche Core Fixed Income Fund

Deutsche Global High Income Fund

Deutsche Global Inflation Fund

Deutsche GNMA Fund

Deutsche High Income Fund

Deutsche Limited Maturity Quality Income Fund

Deutsche Short Duration Fund

Deutsche Strategic Government Securities Fund

Deutsche Ultra-Short Duration Fund

Deutsche Ultra-Short Investment Grade Fund

Deutsche Unconstrained Income Fund

Deutsche Institutional Funds

Deutsche EAFE Equity Index Fund

Deutsche Equity 500 Index Fund

Deutsche S&P 500 Index Fund

Deutsche U.S. Bond Index Fund

Deutsche Investment Trust

Deutsche Capital Growth Fund

Deutsche Core Equity Fund

Deutsche CROCI U.S. Fund

Deutsche Large Cap Focus Growth Fund

Deutsche Mid Cap Growth Fund

Deutsche Small Cap Core Fund

Deutsche Small Cap Growth Fund

Deutsche Investments VIT Funds

Deutsche Equity 500 Index VIP

Deutsche Small Cap Index VIP

Deutsche Market Trust

Deutsche Diversified Market Neutral Fund

Deutsche Global Income Builder Fund

Deutsche Real Assets Fund

Deutsche Select Alternative Allocation Fund

Deutsche Strategic Equity Long/Short Fund

Deutsche Money Funds

Deutsche Money Market Prime Series

Deutsche Money Market Trust

Deutsche Government Cash Management Fund

Deutsche Government Cash Reserves Fund Institutional

Daily Assets Fund

Deutsche Government Money Market Series

Deutsche Multi-Market Income Trust

Deutsche Municipal Income Trust

Deutsche Municipal Trust

Deutsche Managed Municipal Bond Fund

Deutsche Short-Term Municipal Bond Fund

Deutsche Strategic High Yield Tax-Free Fund

Deutsche Portfolio Trust

Deutsche Core Plus Income Fund

Deutsche Floating Rate Fund

Deutsche Securities Trust

Deutsche Communications Fund

Deutsche Health and Wellness Fund

Deutsche MLP & Energy Infrastructure Fund

Deutsche Real Estate Securities Fund

Deutsche Real Estate Securities Income Fund

Deutsche Science and Technology Fund

Deutsche State Tax-Free Income Series

Deutsche California Tax-Free Income Fund

Deutsche Massachusetts Tax-Free Fund

Deutsche New York Tax-Free Income Fund

Deutsche Strategic Income Trust

Deutsche Strategic Municipal Income Trust

Deutsche Target Fund

Deutsche Tax Free Trust

Deutsche Intermediate Tax/AMT Free Fund

Deutsche Value Series, Inc.

Deutsche CROCI Equity Dividend Fund

Deutsche Large Cap Value Fund

Deutsche Mid Cap Value Fund

Deutsche Small Cap Value Fund

Deutsche Variable Series I

Deutsche Bond VIP

Deutsche Capital Growth VIP

Deutsche Core Equity VIP

Deutsche Variable Series II

Deutsche Alternative Asset Allocation VIP

Deutsche Global Income Builder VIP

Deutsche Government & Agency Securities VIP

Deutsche High Income VIP

Deutsche Large Cap Value VIP

Deutsche Government Money Market VIP

Deutsche Small Mid Cap Growth VIP

Deutsche Small Mid Cap Value VIP

Deutsche Unconstrained Income VIP

Government Cash Management Portfolio

Investors Cash Trust

Deutsche Central Cash Management Government Fund

Deutsche Variable NAV Money Fund

Treasury Portfolio

3